Exhibit 10.48

EMPLOYMENT AGREEMENT

BETWEEN

BROOGE PETROLEUM AND GAS INVESTMENT COMPANY FZC

AND

NICOLAAS PAARDENKOOPER

DATE 21ST MAY 2017

Abu Dhabi, UAE

P.O.Box 29939

Tel   +971 2 633 3116
Fax  +971 2 633 3955

www.bpgic.com	E-mail: info@bpgic.com

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made on May 21st 2017

This document describes the terms and conditions of the employment contract between Brooge Petroleum and Gas Investment Company FZC, organized and existing under the laws and regulations applicable in the Fujairah Free Zone, United Arab Emirates, P.O. Box 50170 Fujairah, UAE (the “Company”) and Mr. Nicolaas Paardenkooper, a Dutch National, holding a Dutch passport,                                       (the “Employee”) and sets out the particulars of employment with the Company.

Position:

The Employee will work in the position of Terminal Manager and will comply with the job description of Terminal Manager and its associated roles and responsibilities attached at (Schedule A).

Responsibilities:

The Employee will report to the C.E.O or representative thereof. The Company manpower organogram will provide details on the positions and roles reporting to the position of the Terminal Manager.

Work Place:

The Company is situated in Fujairah - UAE. The Employee may be transferred to any other branch/location within UAE as per the work needs subject to a timely notification submitted to the Employee. The Employee may be delegated on behalf of the Company to different locations and countries if necessary, however subject to prior mutual agreement.

Working days:

Sunday to Thursday from 08.30 till 17.30

Date of commencement:

From June 19th 2017

Renumeration:

The Employee will receive a total monthly gross salary of Eighty Thousand Dirhams only (AED 80,000) payable at every 2nd day of the month. The gross salary will be reviewed annually, with the tendency for increment, based on UAE official inflation corrections and the Employee’s performance. The aforementioned salary includes the basic salary and other allowances (accommodation allowance, transportation and car allowance, personal allowance, schooling allowance and telephone and communication allowance) as per the following:

Abu Dhabi, UAE

P.O.Box 29939

Tel   +971 2 633 3116
Fax  +971 2 633 3955

www.bpgic.com	E-mail: info@bpgic.com

a- Basic Salary:

The basic salary included in the above mentioned gross salary is Forty Thousand Dirhams only (AED 40,000).

b- Other Allowances:

The remainder of the gross salary of Forty Thousand Dirhams (AED 40,000) shall be distributed by the Employee for all other allowances as per the Employee’s personal preference.

Bonus:

The Employee will receive an annual bonus of 30% (288,000 AED) of the annual total salary of 960,000 AED based on employee performance. (. Bonus will be paid out annually. as on the completion of 12 months from the Date of Commencement.

Additional renumerations:

a. Leaves:

The Employee is entitled to an annual leave of 30 payable working days and the official UAE national holidays. Sick leaves and other sorts of leaves will be processed as per Company HR manual which will be developed in the cause of 2017.

b. Travel tickets:

The calculation for Travel ticket budget (for Employee, spouse) is based on round trip business—class to home country operated by an A rated airline operator. The total amount of AED 38,000 will be added and paid with the monthly gross salary in even amounts divided over 12 months, each year of the duration of the contract. The total annual amount will be reviewed yearly, with the tendency for increment, based on UAE official inflation corrections. The travel budget can be spend for travelling, as discussed between both parties, at the preference of the Employee.

c. Medical Insurance:

The Company will provide medical insurance as per UAE Laws for the Employee, his spouse and two children. The insurance cards will be issued through Orient Insurance or any insurance company ranked at the same level as Orient Insurance. The insurance network plan shall be Next Care

d. IT/ Telecommunications:

The Company will provide the Employee, and maintain access for the Employee, to necessary IT and telecommunications equipment/ services in line with the position requirements.

Abu Dhabi, UAE

P.O.Box 29939

Tel   +971 2 633 3116
Fax  +971 2 633 3955

www.bpgic.com	E-mail: info@bpgic.com

e. Relocation:

In case relocation to a different country is required on Company’s request, the Company will pay for the necessary costs associated with the relocation of the Employee’s necessary personal belongings.

f. Miscellaneous:

As mutually discussed between both parties the salary and associated benefits, with the tendency for increment, will be reviewed one year after the commencement date of the contract.

In case the Company decided to have other terminals and offered the position of managing the additional terminal to the Employee and obtained his consent; both parties have expressed their intention that the job title will be revised to General Manager with associated benefits.

In the highly unlikely event that the UAE government will implement income taxes, applicable to the Employee, during the duration of the contract period both parties will discuss the financial effect and the compensation, if any, to be subject to the Company’s approval .

Termination of Service:

Either Party hereto may terminate this Agreement with providing a notice period of 60 days.

Return of Company Property

Upon the termination/expiration of your employment, for any reason whatsoever, the Employee will immediately deliver up to the Company all correspondence, documents, papers, memoranda, notes, records (including any contained in magnetic media or other forms of computer storage), videos, tapes ,and/or any other property of the Company which may be in your possession or under your control. The Employee will not allow the same to be used by any other party whatsoever, and will return the property to the Company without making or retaining any copies of it.

Abu Dhabi, UAE

P.O.Box 29939

Tel   +971 2 633 3116
Fax  +971 2 633 3955

www.bpgic.com	E-mail: info@bpgic.com

Confidentiality:

The Employee shall, during the continuance of his employment and at all times thereafter and/or after the end of the employment term, keep with absolute secrecy and shall not reveal, disclose or publish outside the Company to any person, firm or organization, unless nominated by the Company, or otherwise utilize any information of a confidential nature. This includes without limitation trade secrets, know-how, inventions, designs, processes, formulae, notations, improvements, financial information and lists of clients concerning the affairs or business or products of the Company or of any Group Company or of any of their predecessors in business or of any of their suppliers, agents, distributors or customers of which you may now or hereafter know or learn while in the Company’s employment, and shall not use for your own purposes other than those of the Company or of any Group Company any such confidential information.

Best Interests of the Company

a.	At all times during the continuance of this Agreement the Employee shall use his best endeavors to promote and protect the interests of the Company (and any sister Company) and shall faithfully and diligently perform such duties and exercise such powers as may from time to time be assigned to or vested in the Employee and shall not do anything that is or could be harmful to the Company or any sister Company.

b.	the Employee is required to devote his full time, attention and abilities to his job duties during working hours, and to act in the best interest of the Company. The Employee will not be in any way directly engaged or be concerned in any other business or undertaking without the written consent of the Board.

Business Interests

During the employment with the Company, and/or at any time during the period of 6 months following any termination notice; the Employee shall not directly or indirectly:

a.	engage or be concerned or interested in any business which competes with the business of the Company or any sister Company in which the Employee was involved during his employment; or

b.	engage in competition with the Company or any sister Company

Abu Dhabi, UAE

P.O.Box 29939

Tel   +971 2 633 3116
Fax  +971 2 633 3955

www.bpgic.com	E-mail: info@bpgic.com

During the employment with the Company, and at any time after the end of the employment term, with a maximum of two (2) years, the Employee shall not directly or indirectly:

c.	Solicit away from the Company or any sister Company or deal with any of its or their clients with whom the Employee had contact in the course of his employment; or

d.	Engage or solicit the employment or engagement of any employee employed by the Company in any capacity at the date of the Employee termination who at any time during the term of his employment reported directly or indirectly to the Employee or with whom he had regular contact in the course of their employment.

e.	If any of the restrictions or obligations contained in this Clause are held not to be valid on the basis that they exceed what is reasonable for the protection of the goodwill or interest of the Company and any sister Company but would be valid if part of the wording were deleted then such restriction or obligation shall apply with such deletions as may be necessary to make such restriction or obligation enforceable.

Intellectual Property

a.	To the extent permitted by law, all rights in patents, copyright, design rights, trade marks, confidential information and know-how which arise by virtue of your activities during the Employee’s employment shall solely belong to the Company.

b.	The Employee shall, at the request and expense of the Company, execute such documents and do such things as may be required to vest such rights in the Company or to provide evidence of such vesting, as the case may be.

Employment Term

The term of the contract shall be five renewable years subject to the consent of both parties.

The mutual aim for both parties is to renew the contract, at same or better conditions for the employee, for another five years upon completion of the first five years.

Abu Dhabi, UAE

P.O.Box 29939

Tel   +971 2 633 3116
Fax  +971 2 633 3955

www.bpgic.com	E-mail: info@bpgic.com

Governing Law

This employment contract is governed by the laws of the Emirate of Fujairah

The Employee agrees to work in compliance with the job description of Terminal Manager and/ or responsibilities as may be assigned to the Employee by the Company from time to time.

For and on behalf of/ Brooge Petroleum and Gas Investment Company FZC (BPGIC)

Name: Housam S

Position: C.E.O/ Vice Chairman

Date: May 21st 2017

Signature:	/s/ Housam S

On behalf of the employee

Name: Nicolaas Paardenkooper

Date: May 21st 2017

Signature:	/s/ Nicolaas Paardenkooper

Abu Dhabi, UAE

P.O.Box 29939

Tel   +971 2 633 3116
Fax  +971 2 633 3955

www.bpgic.com	E-mail: info@bpgic.com